SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                              --------------------



                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



 Date of Report                                           July 23, 1998
(Date of earliest event reported)                        (July 14, 1998)



                             RCM TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



                                     NEVADA
                 (State or other jurisdiction of incorporation)



 1-10245                                                   95-1480559
(Commission File Number)                                (IRS Employer
                                                        Identification Number)



2500 McClellan Avenue, Pennsauken, NJ                         08109-4613
(Address of principal executive offices                       (Zip Code)



                                (609) 486 - 1777
              (Registrant's telephone number, including area code)




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ITEM 2. Acquisition or Disposition of Assets

On July 14, 1998, RCM Technologies, Inc. ("Registrant") acquired Software Analysis and Management, Inc. ("SAMCO"), an Orange, California-based provider of information technology services specializing in software and system engineering services. The acquisition was completed, effective as of May 1, 1998, through a stock purchase transaction ("Purchase") pursuant to which SAMCO, it's former shareholders exchanged all of Samco's outstanding shares of stock with the Registrant and became a wholly-owned subsidiary of the Registrant.

The Purchase consideration paid to the former shareholders of SAMCO consisted of $7.5 in million cash and $4.5 million of contingent consideration payable over three years upon SAMCO achieving certain base levels of operating income for each of the three twelve month periods following the Purchase. An additional earn-out payment shall be made to the former shareholders at the end of each of the three twelve month periods commencing August 1, 1998, to the extent that operating income exceeds these base levels. In addition to the purchase price, a payment will be made the to sellers of SAMCO for the net working capital of SAMCO as of July 14, 1998. The Purchase has been accounted for under the purchase method of accounting. The source of cash utilized in the Purchase was from the Registrant's recent public offering. The cost in excess of net assets acquired will be approximately $7.5 million. It is anticipated the cost in excess of net assets acquired will be amortized over a 40 year period.

The Purchase consideration paid by the Registrant was determined by negotiations between and among the representatives of the Registrant and SAMCO.

Following the Purchase, the directors and executive officers of SAMCO consist of Leon Kopyt Chief Executive officer, Stanton Remer Chief Financial Officer, and Ira A. Kweitko (Executive Vice President and General Manager of SAMCO prior to the Purchase).

SAMCO's assets consist primarily of contracts, instrumentation and office equipment. These assets were used in providing information technology and software systems engineering services to businesses and institutions. The Registrant plans for SAMCO to continue such course of business under the Registrant's control.

Prior to the Purchase, no material relationship existed between SAMCO and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.




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ITEM 7. Financial Statements and Exhibits.

         (a) Financial statements of business acquired

         The financial statements of the business acquired are not being filed herewith. However, such financial statements will be filed by amendment to this report which will be filed not later than sixty days after the date on which this report must be filed.


         (b) Pro Forma Financial Information

         To be filed by amendment. See item 7(a) of this report.

ITEM 7.

         (c) Exhibits

     10.1 Stock Purchase Agreement Among RCM Technologies, Inc., Software Analysis and Management, Inc. and The Shareholders of Software Analysis and Management, Inc., dated July 14, 1998

     10.2 Employment Agreement with Ira A. Kweitko, dated July 14, 1998


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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          RCM Technologies, Inc.




                                          By:   /S/ Stanton Remer
                                                Stanton Remer
                                          Chief Financial Officer
                                         (Principal Accounting Officer),
                                          Treasurer and Director

Date: July 23, 1998




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